Exhibit 16.1


                                Jerome Rosenberg
                        Certified Public Accountant, P.C.

35 Pinelawn Road                                           Tel: (631) 777-2290
Suite 204 W                                                Fax: (631) 777-2293
Melville, NY 11747                                    E-mail: Jrosencpa@aol.com




July 1, 2003

U.S. Biomedical Corp. 300 East 56th Street, Suite 30D New York, New York 10022

Attention: Ilan Arbel, CEO

Dear Mr. Arbel:

We have read Item 4 included in the Form 8-K dated June 30, 2003, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,


/s/ Jerome Rosenberg, Certified Public Accountant, P.C.